UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 21, 2007

ANSYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Technology Drive, Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (724) 746-3304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 21, 2007, ANSYS, Inc. (the “Company”) entered into an Indemnification Agreement (the “Indemnification Agreement”) with Michael C. Thurk, a director of the Company (the “Director”).

Pursuant to the Indemnification Agreement, the Company has agreed, in certain circumstances, to indemnify the Director against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that the Director, in his capacity as a director of the Company, is made or threatened to be made a party to any suit or proceeding. The Indemnification Agreement also provides for the advancement of expenses to the Director in connection with any suit or proceeding.

The above description of the Indemnification Agreement does not purport to be a complete statement of the parties’ rights and obligations thereunder. The above statements are qualified in their entirety by reference to the Indemnification Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 – Indemnification Agreement, dated May 21, 2007, between ANSYS, Inc. and Michael C. Thurk

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, INC.

Date: May 24, 2007	By:	/s/ Sheila S. DiNardo
Sheila S. DiNardo – Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Indemnification Agreement, dated May 21, 2007, between ANSYS, Inc. and Michael C. Thurk